Exhibit 99.1

SomaLogic Reports First Quarter 2022 Financial Results
Company to host conference call today at 4:30 p.m. ET
BOULDER, Colo. (May 12, 2022) – SomaLogic, Inc., a leader in AI-data driven proteomics technology, today reported financial results for the quarter ended March 31, 2022.
“Our successful first quarter has kickstarted another exciting year for SomaLogic as we continue to apply the power of the human proteome to improve health and disease management,” said Roy Smythe, M.D., SomaLogic’s Chief Executive Officer. “We have already reached several milestones critical to providing a variety of protein identification and measurement solutions to our customers and collaborators while expanding our database to develop impactful first-in-class diagnostic test applications. Our healthy cash position of over $645 million enables us to make the strategic investments needed to become the most comprehensive proteomics company in the world."
Recent Strategic Highlights
•Announced exclusive partnership with Illumina to develop co-branded, next-generation sequencing (NGS)-based proteomics products.
•Entered collaborations with European Prospective Investigation for Cancer and Nutrition (EPIC) and Multi-Ethnic Study of Atherosclerosis (MESA) researchers to provide protein measurements for database expansion and the development and validation of novel, high-plex protein diagnostics.
•Published a SomaScan® Platform study in the journal Science Translational Medicine, demonstrating that a 27-protein pattern recognition test outperformed current clinical approaches in predicting 4-year likelihood of severe cardiovascular outcomes.
First Quarter 2022 Financial Results
Revenue for the three months ended March 31, 2022, was $23.0 million, a 21.8% increase from $18.9 million in the corresponding period of 2021.
Gross margin for the three months ended March 31, 2022, was 49.3% compared to 66.9% for the corresponding period of 2021. The decline was primarily due to a high comparable in the first quarter of 2021, the timing of cost accounting adjustments this quarter, and the impacts of a modest capacity ramp up as we invested in EPIC and MESA samples in the first quarter of 2022.
Research and development expenses grew by $5.7 million, and selling, general and administrative expenses grew by $18.0 million in the three months ended March 31, 2022, relative to the corresponding period of 2021. The increase corresponds with the investments we are making to enable our growth acceleration initiatives.
Net loss was $4.0 million for the three months ended March 31, 2022, or a loss of $0.02 per share, as compared to a loss of $9.5 million, or $0.08 per share, in the corresponding period of 2021.
Adjusted EBITDA was a loss of $32.5 million for the three months ended March 31, 2022, compared with an adjusted EBITDA loss of $7.6 million in the corresponding period of 2021.
2022 Financial Guidance
Based on ongoing strength in its business, SomaLogic is maintaining revenue guidance for the full year 2022 at a range of $105 million to $110 million, which represents 29% to 35% growth over the company’s 2021 revenue.

Webcast and Conference Call Details
SomaLogic will host a conference call at 4:30 p.m. ET on Thursday, May 12, 2022, to discuss its first quarter 2022 financial results. The call may be accessed through an operator by dialing (844) 535-4027 for domestic callers or (270) 215-9487 for international callers, using conference ID: 3567018. A live and archived webcast of the event, including the accompanying slides, will be available through the Investors page of SomaLogic’s corporate website at https://investors.somalogic.com/.
About SomaLogic
SomaLogic (Nasdaq: SLGC) seeks to deliver precise, meaningful, and actionable health-management information that empowers individuals worldwide to continuously optimize their personal health and wellness throughout their lives. This essential information, to be provided through a global network of partners and users, is derived from SomaLogic’s personalized measurement of important changes in an individual’s proteins over time. For more information, visit www.somalogic.com and follow @somalogic on Twitter.
The SomaScan® Platform is for Research Use Only (RUO) and has not been cleared or approved by the U.S. Food and Drug Administration for diagnostic or patient management purposes.
Non-GAAP Financial Measures
We present non-GAAP financial measures in order to assist readers of our condensed consolidated financial statements in understanding the core operating results used by management to evaluate and run the business, as well as, for financial planning purposes. Our non-GAAP financial measure, Adjusted EBITDA, provides an additional tool for investors to use in comparing our financial performance over multiple periods.
Adjusted EBITDA is a key performance measure that our management uses to assess its operating performance. Adjusted EBITDA facilitates internal comparisons of our operating performance on a more consistent basis, and we use this measure for business planning, forecasting, and decision-making. We believe that Adjusted EBITDA enhances an investor’s understanding of our financial performance as it is useful in assessing our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business.
Our Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate this measure in the same manner. Adjusted EBITDA is not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. When evaluating our performance, you should consider Adjusted EBITDA alongside other financial performance measures prepared in accordance with GAAP, including net loss.
Forward-Looking Statements Disclaimer
This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements, other than statements of historical fact included in this press release, regarding our strategy, future operations, financial position, estimated revenues, projections, prospects, plans and objectives of management are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “forecast,” “guidance,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “continue,” “will likely result,” “possible,” “potential,” “predict,” “pursue,” “target” and similar expressions, although not all forward-looking statements contain such identifying words. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including factors which are beyond SomaLogic’s control. You should carefully consider these risks and uncertainties, including, but not limited to, those factors described under Part I, Item 1A – “Risk Factors” in our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission.

These filings identify and address important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and SomaLogic assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company will not and does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
Investor Contact
Lauren Glaser
lglaser@somalogic.com
Marissa Bych
Gilmartin Group LLC
marissa@gilmartinir.com
Media Contact
Emilia Costales
720-798-5054
ecostales@somalogic.com

SomaLogic, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
Unaudited
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2022	2021
Revenue
Assay services revenue	$18,800	$14,573
Product revenue	453	193
Collaboration revenue	763	763
Other revenue	2,964	3,331
Total revenue	22,980	18,860
Operating expenses
Cost of assay services revenue	11,380	6,155
Cost of product revenue	272	90
Research and development	13,800	8,118
Selling, general and administrative	30,815	12,809
Total operating expenses	56,267	27,172
Loss from operations	(33,287)	(8,312)
Other income (expense)
Interest income and other, net	206	2
Interest expense	—	(1,174)
Change in fair value of warrant liabilities	12,640	—
Change in fair value of earn-out liability	16,462	—
Total other income (expense)	29,308	(1,172)
Net loss	$(3,979)	$(9,484)

Other comprehensive loss
Net unrealized loss on available-for-sale securities	$(652)	$(6)
Foreign currency translation gain (loss)	(3)	1
Total other comprehensive loss	(655)	(5)
Comprehensive loss	$(4,634)	$(9,489)

Net loss per share, basic and diluted	$(0.02)	$(0.08)
Weighted-average shares used to compute net loss per share, basic and diluted	182,050,468	114,475,401

SomaLogic, Inc.
Condensed Consolidated Balance Sheets
Unaudited
(in thousands, except share data)

	March 31, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$438,052	$439,488
Investments	209,757	218,218
Accounts receivable, net	21,906	17,074
Inventory	14,236	11,213
Deferred costs of services	—	462
Prepaid expenses and other current assets	5,623	5,097
Total current assets	689,574	691,552
Non-current inventory	2,822	4,085
Property and equipment, net of accumulated depreciation of $15,773 and $15,244 as of March 31, 2022 and December 31, 2021, respectively	11,873	9,557
Other long-term assets	8,906	908
Total assets	$713,175	$706,102

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$18,158	$15,089
Accrued liabilities	6,042	11,109
Deferred revenue	2,468	3,021
Other current liabilities	985	66
Total current liabilities	27,653	29,285
Warrant liabilities	22,541	35,181
Earn-out liability	10,423	26,885
Deferred revenue, net of current portion	32,102	2,364
Other long-term liabilities	3,147	363
Total liabilities	95,866	94,078
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding at March 31, 2022 and December 31, 2021	—	—
Common stock, $0.0001 par value; 600,000,000 shares authorized; 182,176,926 and 181,552,241 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	18	18
Additional paid-in capital	1,120,910	1,110,991
Accumulated other comprehensive loss	(727)	(72)
Accumulated deficit	(502,892)	(498,913)
Total stockholders’ equity	617,309	612,024
Total liabilities and stockholders’ equity	$713,175	$706,102

SomaLogic, Inc.
Reconciliation of net loss in accordance with GAAP to non-GAAP adjusted EBITDA

	Three Months Ended March 31,
(in thousands)	2022	2021
GAAP net loss	$(3,979)	$(9,484)
Non-GAAP EBITDA adjustments to net income:
Interest expense, net	(206)	1,172
Depreciation and amortization	755	703
EBITDA	(3,430)	(7,609)
Other non-GAAP adjustments:
Change in fair value of warrant liabilities (1)	(12,640)	—
Change in fair value of earn-out liability (2)	(16,462)	—
Adjusted EBITDA	$(32,532)	$(7,609)

(1)Represents change in fair value of warrant liabilities.
(2)Represents change in fair value of earn-out liability.